                                                    Exhibit 4.2



                  Technology Solutions Company
                         Non-Statutory
                     Stock Option Agreement


          Technology Solutions Company, a Delaware corporation (the "Company"), hereby grants to the employee whose name appears below (the "Employee"), pursuant to the provisions of the Technology Solutions Company 1996 Stock Incentive Plan (the "Plan"), an option to purchase from the Company the (the "Option") such number of shares of its Common Stock, $0.01 par value ("Stock"), as set forth below at the price per share set forth below but only upon and subject to the terms and conditions set forth herein, in the Plan, and in Annex I hereto. All terms and conditions set forth in Annex I and the Plan shall be deemed to be incorporated herein in their entirety. All capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings assigned to them in Annex I or the Plan. The Option shall become null and void unless the Employee shall accept this Agreement by executing it in the space provided and returning it to the Company within 60 days after the Option Date (as defined below).

          Employee Name:         _______________________

          Number of Shares
            Subject to Option:   _______________________

          Exercise Price
            Per Share:           _______________________

          Exercise Provisions:

          (a) The Option shall become exercisable (i) on the first anniversary of the Option Date with respect to one-third of the number of shares subject to the Option on the Option Date,
(ii) on the last day of each calendar month for 24 months thereafter, beginning the month following the first anniversary of the Option Date, with respect to an additional 1/36 of the number of shares subject to the Option on the Option Date, and
(iii) as otherwise provided pursuant to paragraphs (b) through
(g) of the Agreement or Section 6.8 of the Plan.

          (b) If, prior to the first anniversary of the Option Date, the Employee's employment by the Company terminates for any reason whatsoever (including, without limitation, involuntary termination by the Company) other than death or Disability, the Option shall terminate in its entirety upon the effective date of Employee's termination of employment.

          (c) If, on or after the first anniversary of the Option Date, the Employee's employment by the Company terminates for any reason whatsoever (including, without limitation, involuntary termination by the Company) other than death, Disability, or Retirement, the Option shall remain exercisable with respect to the number of shares subject to the Option that are exercisable upon the effective date of the Employee's termination of employment and may thereafter be exercised for a period of 90 days from the effective date of the Employee's termination of employment or until the Expiration Date, whichever period is shorter, after which the Option shall terminate in its entirety.

          (d) If the Employee's employment by the Company terminates by reason of the Employee's death, the Option shall become exercisable as of the date of death with respect to any or all of the shares subject to the Option on the Option Date and may thereafter be exercised for a period of one year from the date of death or until the Expiration Date, whichever period is shorter, after which the Option shall terminate in its entirety.

          (e) If the Employee's employment by the Company terminates by reason of the Employee's Disability, the Option shall become exercisable with respect to any or all of the shares subject to the Option on the Option Date and may thereafter be exercised for a period of 90 days from the effective date of the Employee's termination of employment or until the Expiration Date, whichever period is shorter, after which the Option shall terminate in its entirety. For purposes of this Agreement, "Disability" shall mean the inability of an individual to fully perform the duties pertaining to his or her employment for a continuous period in excess of 360 days, as determined by the Board in its sole discretion.

          (f) If the Employee's employment by the Company terminates by reason of the Employee's retirement after the Employee has completed five years of service as an Employee of the Company and is at least 55 years of age ("Retirement"), the Option shall remain exercisable with respect to the number of shares subject to the Option that are exercisable upon the effective date of Employee's Retirement, and may thereafter be exercised for a period of two years from the effective date of the Employee's Retirement or until the Expiration Date, whichever period is shorter, after which the Option shall terminate in its entirety.

          (g) If the Employee dies following the termination of the Employee's employment by the Company, the Option shall be exercisable only to the extent that it is exercisable on the date of the Employee's death and may thereafter be exercised only for that period of time for which the Option is exercisable immediately prior to the Employee's death.

          General:

          This Agreement is subject to the provisions of the Plan, and shall be interpreted in accordance therewith. A copy of the Plan is available upon request by contacting the Company's Legal Department in the Chicago office. The Employee hereby acknowledges that he or she has read a copy of the Plan and the Prospectus. This Agreement may be executed in two counterparts each of which shall constitute one and the same instrument.

          IN WITNESS WHEREOF, this Agreement has been executed this _____ day of _______________, 1999 (the "Option Date").




Accepted and agreed this
___ day of ________________, 1999       TECHNOLOGY SOLUTIONS COMPANY




_____________________________           By:__________________________
Name:                                      Name:
                                          Title:

                             Annex I
                               to
                     Stock Option Agreement


          1. Meaning of Certain Terms. As used herein, the following terms shall have the meanings set forth below. "Board" shall mean the Board of Directors of the Company. "Code" shall mean the Internal Revenue Code of 1986, as amended. "Committee" shall mean the Committee designated by the Board, consisting of two or more members of the Board, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of section 162(m) of the Code. References to this "Agreement," the "Option" and "herein" shall be deemed to include the Stock Option Agreement and this Annex I to Stock Option Agreement taken as a whole. This Annex I and the Stock Option Agreement shall be deemed to be one and the same instrument. References herein to sections of the Code shall be deemed to refer to any successor section of the Code or any successor internal revenue law. The terms "employment" and "employment by the Company" shall have the meanings set forth in Section 1.4 of the Plan; provided however that "employment by the Company" shall also include employment by eLoyalty Corporation, its subsidiaries or affiliates or any successors thereto.

          2.   Time and Manner of Exercise of Option.

          2.1. Term and Termination of Option. The maximum term of the Option shall be the date which is 10 years after the Option Date (the "Expiration Date"). The Option shall terminate, to the extent not exercised or earlier terminated pursuant to the terms of this Agreement, on its Expiration Date. In no event may the Option be exercised, in whole or in part, after it terminates.

          2.2. Exercisability of Option. The Option shall become exercisable on the date or dates as set forth in this Agreement.

          2.3. Procedure for Exercise; Payment of Purchase Price. Subject to the limitations set forth in this Agreement, the Option may be exercised by delivery of written notice to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price for such number of shares. The purchase price shall be payable either (A) in cash, (B) by delivery of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the Employee has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B). The Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(D) and if the Employee is subject to
Section 16 of the Exchange Act, the Company may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder. Any fraction of a share of Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the Employee. No certificate representing Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company's satisfaction).

          3.   Additional Terms and Conditions of Option.

          3.1. Nontransferability of Option. Neither the Option nor any right under this Agreement may be transferred by the Employee other than (i) by will or the laws of descent and distribution or (ii) to a Permitted Transferee, as hereinafter defined. During the Employee's lifetime the Option is exercisable only by the Employee or a Permitted Transferee. Upon the Employee's death, the Option may be exercised by the Employee's successor in interest in accordance with the terms and conditions of this Agreement. Any other transfer or any attempted assignment, pledge or hypothecation, whether or not by operation of law, shall be void. The Option shall not be subject to execution, attachment or other process, and no person shall be entitled to exercise any rights of the Employee hereunder or possess any rights hereunder by virtue of any attempted execution, attachment or other process. For purposes of this Agreement, a "Permitted Transferee" shall mean (i) the Employee's spouse, (ii) any of the Employee's lineal descendants, (iii) a trust or similar arrangement of which such spouse, a lineal descendant of the Employee, or one or more of such persons are the only current beneficiaries, or (iv) a charitable organization described in Section 170(c) of the Code, provided that such transferee has entered into a written agreement with the Company authorizing the Company to withhold shares of Stock which would otherwise be delivered to such person upon an exercise of the Option to pay any federal, state, local or other taxes which may be required to be withheld or paid in connection with such exercise in the event that the Employee does not provide for an arrangement satisfactory to the Company to assure that such taxes will be paid.

          3.2. Investment Representation. The Employee hereby represents and covenants that (a) any share of Stock purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act") unless such purchase has been registered under the Securities Act or applicable state securities law; (b) any subsequent resale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Employee shall submit a written statement, in form satisfactory to counsel for the Company, to the effect that either representation (a) above is true and correct as of the date of purchase of any shares hereunder, or representation (b) above is true and correct as of the date of any resale of any such shares, as applicable. As a further condition precedent to any exercise of the Option, the Employee shall comply with all regulations and requirements of regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Company shall in its sole discretion deem necessary or advisable. Unless covered by an effective registration statement filed with the U.S. Securities and Exchange Commission, all certificates representing shares of Stock acquired pursuant to the exercise of the Option shall bear the following legend:

          The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or exemption therefrom under said Act.

          3.3. Withholding Taxes. As a condition precedent to any exercise of the Option, the Employee shall, upon request by the Company, pay to the Company in addition to the purchase price of the Stock, such amount of cash as the Company may be required, under all applicable federal, state or local laws or regulations, to withhold and pay over as income or other withholding taxes (the "Required Tax Payments") with respect to such exercise of the Option. If the Employee shall fail to advance such Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any such Required Tax Payments from the amount to be paid hereunder, whether in Stock or in cash, or from any other amount then or thereafter payable by the Company to the Employee.

          3.4. Adjustments in the Event of Capitalization Changes. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Stock other than a regular cash dividend, the number and class of securities subject to the Option and the purchase price per security, shall be appropriately adjusted by the Committee. The Committee may adjust the Option using any method which it deems appropriate, which may be the same as or different than the method used to adjust other options granted under the Plan with respect to such change in capitalization or event. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being subject to the Option, the Company shall pay the Employee, in connection with the first exercise of the Option in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by
(ii) the excess, if any, of (A) the Fair Market Value on the exercise date over (B) the exercise price of the Option.

          3.5.  Compliance with Applicable Law.   The Option is
subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Stock subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Stock delivered pursuant to the Option bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          3.6. Indemnification. The Employee hereby covenants and agrees to indemnify and hold harmless the Company, its officers, directors, employees and agents from and against any loss, claim, damage and expense (including, without limitation, reasonable attorneys' fees) arising out of or based upon any breach or failure by the Employee to comply with any representation, warranty, covenant or agreement made by the Employee herein or in any other document furnished by the Employee in connection with this transaction.

          3.7. Delivery of Certificates. Upon the exercise of the Option in whole or in part, the Company shall deliver one or more certificates representing the number of shares purchased against full payment therefor. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in paragraph 3.3.

          3.8. Option Confers No Rights as Stockholder. The Employee shall have no rights as a stockholder of the Company with respect to any shares of Stock or other equity security of the Company which is subject to the Option hereunder unless and until the Employee becomes a stockholder of record with respect to such shares of Stock or equity security.

          3.9. Option Confers No Rights to Continue Employment. In no event shall the granting of the Option or its acceptance by the Employee confer upon the Employee any right to continued employment by the Company or any of its subsidiaries or affiliates or affect in any manner the right of the Company or any of its subsidiaries or affiliates to terminate the employment of the Employee at any time without liability hereunder.

          3.10. Decisions of Committee. Subject to Section 1.3 of the Plan, the Committee shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

          3.11. Company to Reserve Shares. The Company shall at all times prior to the expiration or termination of the Option reserve and keep available, either in its treasury or out of its authorized but unissued shares of Stock, the full number of shares subject to the Option from time to time.

          4.  Miscellaneous Provisions.

          4.1. Designation as Nonqualified Stock Option. The Option is hereby designated as not constituting an "incentive stock option" within the meaning of section 422A of the Code; this Agreement shall be interpreted and treated consistently with such designation.

          4.2. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall acquire any rights under paragraph 3.1.

          4.3. Notices. All notices, requests or other communications provided for in this Agreement shall be made in writing either (1) by actual delivery to the party entitled thereto, or (2) by mailing in the U.S. mails to the last known address of the party entitled thereto, via certified or registered mail, return receipt requested. The notice shall be deemed to be received in case (1) on the date of its actual receipt by the party entitled thereto, and in case (2) on the date of its mailing.

          4.4.  Governing Law. This Agreement, and all
determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to the principles of conflicts of laws.